NEWS RELEASE

PETROQUEST ENERGY ELECTS TO NOT MAKE SENIOR NOTES INTEREST PAYMENT AND ENTER INTO 30 DAY GRACE PERIOD

LAFAYETTE, LA - September 1, 2016 - PetroQuest Energy, Inc. (NYSE: PQ) announced today that, although it believes that it has current liquidity sufficient to make the approximately $6.8 million semi-annual interest payment due on September 1, 2016 with respect to its outstanding 10% Senior Notes due 2017 (the “2017 Notes”), it has elected not to do so at this time, pending the outcome of its Exchange Offers and Consent Solicitation described below. Non-payment of this interest would become an event of default under the indenture governing the 2017 Notes if the payment is not made within 30 days.

As the Company has previously disclosed, it has engaged in ongoing negotiations with certain institutional holders of its outstanding 2017 Notes and 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes” and together with the 2017 Notes, the “Old Notes”) regarding restructuring the Old Notes, along with possible avenues for increasing its near-term liquidity, which negotiations resulted in (i) the launch of the previously announced private exchange offers and consent solicitation (the “Exchange Offers and Consent Solicitation”) to exchange its outstanding Old Notes for its newly issued 10% Second Lien Senior Secured PIK Notes due 2021 (the “New Notes”) and shares of its common stock (the “Shares”), and (ii) the entry into a commitment for a four-year multi-draw term loan facility in the aggregate principal amount of $50 million (the “Commitment Facility”). The Company has entered into support agreements with certain institutional holders, representing approximately 80% of the total aggregate principal amount of the Old Notes , in favor of the Exchange Offers and Consent Solicitation, which support agreements will not become effective until support agreements have been executed by holders that collectively hold no less than 87% of the total aggregate principal amount of the Old Notes. The outcome and timing of the Exchange Offers and Consent Solicitation, or the Company’s ability to enter into the Commitment Facility, cannot be predicted. If the Company is successful in consummating the Exchange Offers and Consent Solicitation based on the current expiration date of 11:59 p.m., New York City time, on September 22, 2016, it expects to pay the interest payment due on the 2017 Notes prior to the end of the 30-day grace period for payment of interest under the indenture governing the 2017 Notes. If the Company is unable to successfully consummate the Exchange Offers and Consent Solicitation, the Company plans to continue to work with the holders of the Old Notes in considering other restructuring alternatives, including seeking bankruptcy protection.

As of August 31, 2016, the Company has approximately $280.3 million of outstanding senior indebtedness consisting solely of the Old Notes with no amounts outstanding under its senior secured bank credit facility. The Company is continuing to pay suppliers and trade creditors and fund current operations on an ongoing basis.

Upon an event of default under the indenture governing the 2017 Notes, the trustee or holders of not less than 25% in aggregate principal amount of the 2017 Notes then outstanding may declare the principal amount of the 2017 Notes plus accrued and unpaid interest to be immediately due and payable. An acceleration under the 2017 Notes would also result in a cross default under the 2021 Notes. The Company has entered into a forbearance agreement with the lender under the Company’s senior secured bank credit facility with respect to certain cross defaults resulting from the election not to make the semi-annual interest payment with respect to the 2017 Notes. The forbearance will terminate upon earlier to occur of October 1, 2016 or the occurrence of any specified forbearance default, which includes, among other things, the failure to pay interest with respect to the 2017 Notes upon the expiration of the 30 day grace period applicable to such payment of interest.

This news release does not constitute an offer to purchase the New Notes or the Shares or a solicitation of consents to amend the indenture governing the 2021 Notes. The Exchange Offers and Consent Solicitation are made solely pursuant to an offering memorandum and letter of transmittal. The Exchange Offers and Consent Solicitation are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in East Texas, Oklahoma, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to successfully consummate the Exchange Offers and Consent Solicitation; the timing of the settlement and the size of the Exchange Offers and Consent Solicitation; our ability to successfully close the Commitment Facility or receive any proceeds from draws thereunder; the sufficiency of our current liquidity; the expected payment of the interest due on the 2017 Notes prior to the end of the 30-day grace period for payment of interest under the indenture governing the 2017 Notes; our ability to comply with the forbearance agreement with the lender under the Company’s senior secured bank credit facility; the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our ability to improve our liquidity position and refinance or restructure our indebtedness, including the 2017 Notes and the 2021 Notes; the potential need to sell assets or seek bankruptcy protection; our estimate of the sufficiency of our existing capital sources, including availability under our bank credit facility and the result of any borrowing base redetermination; our ability to post additional collateral to satisfy our offshore decommissioning obligations; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our bank credit facility and restrictive debt covenants; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain production; approximately 50% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.